Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-125175, 333-122569, and 333-115178) and Form S-3 (No. 333-175391) of Global Indemnity, plc of our report dated March 15, 2013 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Philadelphia, Pennsylvania

March 15, 2013

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7045

T: (267) 330 3000, F: (267) 330 3300, www.pwc.com/us